Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 16, 2018, except for Note 3 and paragraph 3 of Note 4, as to which the date is May 10, 2018 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-224244)) and related Prospectus of Trinity Merger Corp. for the registration of 34,500,000 units, consisting of common stock and warrants.

Honolulu, Hawaii
May 11, 2018